Sun Communities, Inc.
$400,000,000 5.700% Senior Notes due 2033
Underwriting Agreement
New York, New York
January 9, 2023
Citigroup Global Markets Inc. J.P. Morgan Securities LLC BofA Securities, Inc.
As Representatives of the several Underwriters named in Schedule I hereto
c/o Citigroup Global Markets Inc. 388 Greenwich Street
New York, New York 10013
c/o J.P. Morgan Securities LLC 383 Madison Avenue
New York, New York 10179
c/o BofA Securities, Inc. One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Issuer”), and Sun Communities, Inc., a corporation organized under the laws of the State of Maryland (the “Parent” and together with the Issuer, the “Obligors”), confirm their agreement with the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives (in such capacity, the “Representatives”) with respect to the sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of $400,000,000 aggregate principal amount of the Issuer’s 5.700% Senior Notes due 2033 (the “Notes”) to be issued pursuant to the indenture, dated as of June 28, 2021 (the “Base Indenture”), between the Issuer and UMB Bank, N.A., as trustee (the “Trustee”), as amended and supplemented pursuant to the Fourth Supplemental Indenture to be dated as of January 17, 2023 (the “Fourth Supplemental Indenture”) by and among the Obligors and the Trustee. The Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture, is referred to herein as the

“Indenture.” The Notes shall be guaranteed by the Parent pursuant to a guarantee (the “Parent Guarantee”) set forth in the Indenture. The respective amount of the Notes to be purchased by the several Underwriters is set forth opposite their names on Schedule I hereto.
On November 13, 2021, the Parent and/or a subsidiary of the Parent entered into certain agreements, including a sale and purchase agreement with Tiger VI Investment S.à r.l. and certain individuals (collectively, the “UK Sellers”) and Tiger VI Financing S.à r.l. to purchase all of the outstanding equity of Tiger Topco 1 Limited, which owns and operates 42 holiday home park communities (collectively, the “UK Properties”) in England and Scotland from the UK Sellers.
Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be included or incorporated by reference therein. Certain terms used herein are defined in Section 22 hereof.
    1.     Representations and Warranties of the Obligors. Each of the Obligors,
jointly and severally, represents and warrants to each Underwriter, and agrees with each Underwriter as set forth below in this Section 1.
(a)The Issuer and the Parent meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-255020), including a related Base Prospectus, for registration under the Act of the offering and sale of certain securities, including the Notes and the Parent Guarantee (the “Securities”). Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Issuer will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
(b)On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”); on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Obligors make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Obligors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. On each Effective Date, at the Execution Time and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act. The Indenture has been qualified under the Trust Indenture Act. The Obligors have complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Obligors, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority or any jurisdiction. No order preventing or suspending the use of the Final Prospectus has been issued and, to the knowledge of the Obligors, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.
(c)(i) The Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Obligors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(d)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Parent was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)(i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Parent was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Parent be considered an Ineligible Issuer.
(f)Each Issuer Free Writing Prospectus did not, does not or will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Obligors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(g)All documents filed by the Parent pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated by reference into the Registration Statement, the Disclosure Package or the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable. Any further documents so filed by the Parent or the Issuer, when such documents become effective or are filed by the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable.

(h)The Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and to enter into and perform its obligations under this Underwriting Agreement (this “Agreement”) and the Indenture (including, without limitation, to issue the Parent Guarantee as provided herein), and as general partner of the Issuer to cause the Issuer to enter into and perform the Issuer’s obligations under this Agreement and the Fourth Amended and Restated Agreement of Limited Partnership of the Issuer, as amended (the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
(i)The Issuer has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Michigan with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(j)Each of the subsidiaries of the Parent (other than the Issuer) has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(k)All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Parent have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other ownership interests of the Parent’s subsidiaries are owned by the Parent either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”). Except as set forth in the Disclosure

Package and the Final Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Parent.
(l)The Notes have been duly and validly authorized and, when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement on the Closing Date, will be validly issued pursuant to the Indenture, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.
(m)The Parent Guarantee has been duly and validly authorized and will on the Closing Date constitute the valid and legally binding obligation of the Parent, enforceable in accordance with its terms set forth in the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.
(n)The Indenture has been duly and validly authorized by the Obligors, as applicable, and on the Closing Date will be duly executed and delivered by the Obligors, as applicable, and assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Obligors, enforceable against the Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
(o)The Parent’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus. The capital stock of the Parent conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.
(p)All of the issued and outstanding units of limited partnership (the “Units”) of the Issuer have been duly and validly authorized and issued by the Issuer and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus. None of the Units was issued or designated in violation of the preemptive or other similar rights of any security holder of the Issuer or any other person or entity. Except as set forth in the Disclosure Package and the Final Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Issuer. The Units owned by the Parent are owned directly by the Parent, free and clear of all Liens.
(q)There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements included or incorporated by reference (A) in the Base Prospectus under the headings “Plan of Distribution,” “Description of Debt Securities,” “Description of Guarantees of Debt Securities,” “The Operating Partnership Agreement,” “Certain Provisions of Maryland Law and Our Charter and Bylaws” and “Material U.S. Federal Income Tax Considerations,” and (B) in the Preliminary Prospectus and the Final Prospectus under the headings “Summary,” “The Offering,” “Risk Factors,” “Use of Proceeds,” “Description of Notes” and “Capitalization”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(r)This Agreement has been duly authorized, executed and delivered by each of the Obligors.
(s)None of the Parent nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will be, an “investment company” or “controlled” by an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.
(t)No consent, approval, authorization, filing with, registration, or order of any court or governmental agency or body is necessary or required for the performance by the Obligors of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or made under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
(u)The execution, delivery and performance of this Agreement and the Indenture by the Obligors, the issuance and sale of the Notes and the Parent Guarantee, the consummation of any other transactions herein contemplated and the fulfillment of the terms hereof by the Obligors do not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Obligors or any of their subsidiaries pursuant to, (i) the charter or bylaws or similar organizational documents of the Obligors or the organizational or other governing documents of any of their subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Obligors or any of their subsidiaries is a party or bound or to which their property is subject, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Obligors or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Obligors or any of their subsidiaries or any of their respective properties, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.
(v)Except as set forth in the Disclosure Package and the Final Prospectus and which have been waived, no holders of securities of the Parent or the Issuer have rights to the registration of such securities under the Registration Statement as a result of or in connection with the registration of the Securities. Except as set forth in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any of the Obligors and any person granting such person the right to require the Obligors to file a registration statement under the Act with respect to any securities of the Obligors owned or to be owned by such person or to require the Obligors to include such securities in any securities being registered pursuant to any other registration statement filed by either of the Obligors under the Act.
(w)The financial statements and schedules, including the notes thereto, of the Parent and its consolidated subsidiaries, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Final Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Parent as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement fairly present, on the basis stated therein, the information included therein. All non-GAAP financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Disclosure Package and the Final Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Parent’s knowledge, material future effect on the Parent’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(x)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Obligors or any of their subsidiaries or their respective property is pending or, to the knowledge of the Obligors, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(y)Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, (i) the Obligors or their subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Disclosure Package and the Final Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Disclosure Package and the Final Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Obligors or any of their subsidiaries; (ii) neither of the Obligors, nor any of their subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Disclosure Package and the Final Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Obligors or any of their subsidiaries; (iv) to the knowledge of the Obligors, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Obligors or any of their subsidiaries, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) and (v) to the knowledge of the Obligors, except as would not individually or in the aggregate reasonably be expected to materially affect the value of such UK Property or interfere in any material respect with the use made and proposed to be made of such UK Property by the Parent or any subsidiary, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease at the UK Properties.
(z)The Obligors and their subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Obligors’ business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus; (i) to the Obligors’ knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Obligors’ knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending, or, to the Obligors’ knowledge, threatened action, suit, proceeding or claim by others challenging the Obligors’ rights in or to any such Intellectual Property, and the Obligors are unaware of any facts which would form a reasonable basis for any such claim; and (iv) there is no pending or, to the Obligors’ knowledge, threatened action, suit, proceeding or claim by others that the Obligors infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Obligors are unaware of any other fact which would form a reasonable basis for any such claim.
(aa)Neither of the Obligors, nor any of their subsidiaries is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Obligors or such subsidiary or any of their properties, as applicable, except under subsections (ii) or (iii) for any violation or default which would not have a Material Adverse Effect.

(bb)Grant Thornton LLP, who have certified the financial statements and supporting schedules of the Parent and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Parent within the meaning of the Act and the applicable published rules and regulations thereunder.
(cc)The Obligors and each of their subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(dd)No labor problem or dispute with the employees of the Obligors or any of their subsidiaries exists or is threatened or imminent, and the Obligors are not aware of any existing or imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, that could be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(ee)The Obligors and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Obligors or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Obligors and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by either of the Obligors or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither of the Obligors nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither of the Obligors nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(ff)No subsidiary of the Parent is currently prohibited, directly or indirectly, from paying any dividends or distributions directly, or indirectly, to the Issuer or Parent,

from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Issuer or Parent any loans or advances to such subsidiary from the Issuer or Parent or from transferring any of such subsidiary’s property or assets to the Issuer or Parent or any other subsidiary of the Issuer or Parent, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(gg)The Obligors and their subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not have a Material Adverse Effect, and neither of the Obligors and none of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(hh)The Parent and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Parent and its subsidiaries’ internal controls over financial reporting are effective and the Parent and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
(ii)The Parent and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
(jj)Neither the Issuer nor any affiliate of the Issuer has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.
(kk)(i) The Obligors and their subsidiaries are in material compliance with any and all applicable Environmental Laws and have not received notice of any pending or threatened Environmental Action, (ii) the Obligors and their subsidiaries have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) the Obligors and their subsidiaries have not received notice of any actual or potential liability under any Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (iv) neither of the Obligors nor any of their subsidiaries has received notice from any Governmental Authority indicating that any Property owned, leased or controlled by the Obligors or any of their subsidiaries or any real property adjacent thereto has been or may be placed on any federal, state or local list as a result of the release of Hazardous Materials or violations of Environmental Law, (v) no Hazardous Materials have been used, manufactured, generated, sold, handled, treated, transported, stored (including within aboveground or underground storage tanks) or disposed of by the Obligors or any of their subsidiaries, except in material compliance with all applicable Environmental Laws, (vi) no Hazardous Materials have spilled, discharged, released, emitted, injected or leaked from, in, on, or migrated to or from any Property owned, leased or controlled by the Obligors or any of their subsidiaries, except where such spill, discharge, release, emission, injection or leak would not, individually or in the aggregate, have a Material Adverse Effect, and (vii) no Property which is owned, leased or controlled by the Obligors or any of their subsidiaries has been used for dry-cleaning purposes or is subject to any environmental lien. The Obligors have made available copies of all reports, audits studies or analyses of any kind whatsoever in the possession, custody or control of the Obligors or any of their subsidiaries relating to Hazardous Materials at or in connection with any real property owned, leased or controlled by the Obligors or any of their subsidiaries or any Environmental Action affecting the Obligors or any of their subsidiaries.
For purposes of the foregoing:
“Environmental Action” means any complaint, summons, citation, notice directive, order, claim, litigation, third party investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving violations of Environmental Laws or releases, discharges, leaks of Hazardous Materials in, on, or migrating to or from the Properties.
“Environmental Law” means any applicable federal, state, or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, public health and safety, or Hazardous Materials, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 USC §9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 USC §6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 USC §1251 et seq.; the Toxic Substances Control Act, 15 USC §2601 et seq.; the Clean Air Act, 42 USC §7401 et seq.; the Safe Drinking Water Act, 42 USC §300(f) et seq.; the Oil Pollution Act of 1990, 33 USC §2701 et seq.; the Emergency Planning and the Community Right-toKnow Act of 1986, 42 USC §11001 et seq.; the Hazardous Material Transportation Act, 49 USC §5101 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state or local counterparts or equivalents, in each case as amended from time to time.

“Governmental Authority” means any federal, state, local or other governmental or administrative body, instrumentality, board, department, or agency or any court tribunal, administrative hearing body, arbitration panel, commission, or other similar disputeresolving panel or body.
“Hazardous Materials” means (a) substances that are defined or listed, in, or otherwise classified pursuant to any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants,” or any other similar term intended to define, list, or classify a substance by reason of such substance’s ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP toxic” or adverse effect on human health or the environment, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form, (e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise), and (g) infectious waste. The term “Hazardous Materials” does not include those quantities of substances customarily present, stored, used and/or disposed of in typical residential households, if so present, stored, used or disposed of by the Issuer’s or the Parent’s tenants.
(ll)No “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under Section 408 of ERISA and the regulations and published interpretations thereunder has occurred or is reasonably expected to occur (including upon the execution and delivery of this Agreement) with respect to any “employee benefit plan” (as defined in Section 3(3) ERISA, each an “Employee Benefit Plan”)) maintained by the Parent or its subsidiaries. Neither the Parent nor the Issuer nor any of their ERISA Affiliates maintains or contributes to any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Parent or the Issuer or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA and the Parent and the Issuer do not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Parent or Issuer employees. Each Employee Benefit Plan maintained by the Parent or the Issuer or any of their ERISA Affiliates which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Parent and the Issuer, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. Neither the Parent, nor the Issuer nor any of their ERISA Affiliates maintains or is required to contribute to an employee welfare plan which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each Employee Benefit Plan of the Parent or the Issuer or their ERISA Affiliate that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the

Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period). The fair market value of the assets of each Employee Benefit Plan that is an employee pension benefit plan within the meaning of ERISA Section 3(2) maintained by the Parent or the Issuer or their ERISA Affiliate exceeds the present value of all benefits accrued under such Employee Benefit Plan (determined based on those assumptions used to fund such Plan). No “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Parent, the Issuer or their ERISA Affiliates. Neither the Parent, nor the Issuer, nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of an Employee Benefit Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA). None of the Parent, the Issuer, any of their subsidiaries or any of their Employee Benefit Plans is the subject of an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency relating to any Employee Benefit Plan or is the subject of any lawsuit, arbitration, mediation or other claim relating to any Employee Benefit Plan (other than claims for benefits submitted in the ordinary course). For the purpose of this paragraph, an ERISA Affiliate means any member of the Parent’s controlled group as defined in Code Section 414(b), (c), (m) or (o).
(mm)There is and has been no failure on the part of the Parent and any of the Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications.
(nn)Neither of the Obligors, nor any of their subsidiaries nor, to the knowledge of the Obligors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Obligors or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that could be reasonably expected to result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 (“FCPA”) or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder, including without any limitation: (i) making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA); or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (ii) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) making any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee from corporate funds; or (iv) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Obligors and their subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(oo)The operations of the Obligors and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Obligors or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Obligors, threatened.
(pp)Neither of the Obligors, nor any of their subsidiaries nor, to the knowledge of the Obligors, any director, officer, agent, employee or affiliate of the Obligors or any of their subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).
(qq)Neither of the Obligors, nor any of their subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Obligors or any of their subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(rr)Except as set forth in the Disclosure Package and the Final Prospectus, the Obligors and their subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Obligors or any of their subsidiaries is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Obligors or any of their subsidiaries.
(ss)No relationship, direct or indirect, exists between or among either of the Obligors on the one hand, and the directors, executive officers, or shareholders of either of the Obligors on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus and which is not so described.
(tt)Commencing with its taxable year ended December 31, 1994, the Parent has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code. The Parent presently intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Parent, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Parent to fail to qualify as a REIT at any time. Each of the Parent’s corporate subsidiaries that has elected, together with the Parent, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Parent, after reasonable inquiry and diligence, is not aware of any fact that would negatively impact such qualification. Each of the Parent’s corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code.
(uu)The Issuer is and has been at all times classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes.
(vv)There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Securities.
(ww)The Obligors and each of their respective subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Final Prospectus or any other materials, if any, permitted by the Act.

(xx)The statistical and market-related data included in the Disclosure Package and the Final Prospectus and the Registration Statement are based on or derived from sources that the Obligors believe to be reliable and accurate.
(yy)Except as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, as of the date hereof, with respect to stock options (the “Stock Options”) and all other awards (“Other Awards”) granted pursuant to any equity incentive plan of the Parent and its subsidiaries within the past seven (7) years, (i) each Stock Option designated by the Parent at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option and each grant of an Other Award was duly authorized no later than the date on which the grant of such Stock Option or Other Award, as the case may be, was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Parent (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant of a Stock Option or an Other Award was made in accordance with the terms of such equity incentive plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (“NYSE”) and any other exchange on which Parent securities are traded, (iv) the per share exercise price of each Stock Option or Other Award in the form of a stock appreciation right or similar award was equal to or greater than the fair market value of a share of the Parent’s common stock (the “Common Stock”) on the applicable Grant Date, (v) at the time of grant and at all times thereafter, all Stock Options and Other Awards qualified for an exemption from Sections 162(m) and 409A of the Code, (vi) each grant of a Stock Option and each grant of an Other Award was made in material compliance with all applicable laws (including but not limited to applicable securities and tax laws), the recipients and holders of all Stock Options and Other Awards have received timely and complete information, in the form of a prospectus when required, regarding the terms conditions, securities laws, and tax consequences relating to their Stock Options and Other Awards as the case may be, and (vii) each such grant of a Stock Option or an Other Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Parent and disclosed in the Parent’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Parent has not knowingly granted, and there is no and has been no policy or practice of the Parent of granting, Stock Options or Other Awards in the form of stock appreciation rights or similar awards prior to, or otherwise coordinating the grant of such awards with, the release or other public announcement of material information regarding the Parent or its subsidiaries or their results of operations or prospects.
(zz)Other than (i) the subsidiaries of the Parent listed in Exhibit 21.1 to the Annual Report, (ii) the subsidiaries of the Parent identified on Schedule IV hereto, and (iii) entities that do not currently have, and have never had, any operations or assets, the Obligors, directly or indirectly, own no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity.
(aaa)The documents incorporated by reference in the Registration Statement, the Disclosure Package and in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Disclosure Package or in the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(bbb)All dividends made by the Parent to holders of Common Stock have been made in compliance with the applicable rules and regulations of the Maryland General Corporation Law (the “MGCL”). All dividends made by the Parent to holders of the Parent’s preferred stock have been made in accordance with the articles supplementary governing such preferred stock and have been made in compliance with the applicable rules and regulations of the MGCL. All distributions made by the Issuer to holders of Units have been made in compliance with the applicable rules and regulations of the Michigan Revised Uniform Limited Partnership Act.
(ccc)The Parent has no “significant subsidiaries” (as such term is defined under Rule 1-02(w) subsections 1 or 2 of Regulation S-X under the Act) other than as set forth on Schedule V hereto.
(ddd)As of the date of this Agreement, the Parent is an “experienced issuer” as such term is defined in Rule 5110(j)(6) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Manual.
(eee)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Obligors and each of their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Obligors and each of their subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Obligors and each of their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Obligors and each of their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(fff)No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
Any certificate signed by any officer of the Obligors and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Obligors, as to matters covered thereby, to each Underwriter.
2.Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, the aggregate principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of 99.079% of the principal amount thereof plus accrued interest, if any, from January 17, 2023 to the Closing Date.
3.Delivery and Payment. Delivery of and payment for the Notes shall be made at or around 10:00 A.M. (New York City time) on January 17, 2023, or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. The Notes will be delivered to the Representatives through the facilities of The Depository Trust Company (“DTC”). The Notes shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The number and denominations of definitive notes so delivered shall be as specified by DTC. The definitive notes for the Notes will be made available for inspection by the Representatives at the offices of Taft Stettinius & Hollister LLP, not later than 5:00 p.m., New York City time, on the Business Day before the Closing Date, or such other date, time and place as the Representatives and the Issuer may agree.

4.Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
5.Agreements. Each of the Obligors, jointly and severally, agree with the several Underwriters that:
(a)Prior to the termination of the offering of the Securities, the Obligors will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Obligors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Obligors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Obligors will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Obligors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Obligors will use their commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Obligors will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
(c)If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Obligors promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(d)As soon as practicable, the Obligors will make generally available to its security holders and to the Representatives an earnings statement or statements of the Parent and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
(e)The Obligors will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Obligors will pay the expenses of printing or other production of all documents relating to the offering.
(f)The Obligors will arrange, if necessary, for the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Obligors be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not now so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(g)The Obligors agree that, unless they have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Obligors that, unless it has or shall have obtained, as the case may be, the prior written consent of the Obligors, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Obligors with the Commission or retained by the Obligors under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Obligors is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Obligors agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)Neither of the Obligors will, without the prior written consent of each of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Obligors or any affiliate of the Obligors or any person in privity with the Obligors or any affiliate of the Obligors), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities or guarantees thereof (other than the Notes and the Parent Guarantee), or publicly announce an intention to effect any such transaction, until after the Closing Date.
(i)Neither of the Obligors will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.
(j)Each of the Obligors will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use their commercially reasonable best efforts to cause its directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(k)The Obligors agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, and the preparation of a blue sky memorandum (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration, qualification and preparation); (vi) any filings required to be made with the FINRA including filing fees (and including the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to a maximum amount of $50,000); (vii) the transportation and other expenses incurred by or on behalf of the representatives of the Obligors in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Issuer’s and the Parent’s accountants and the fees and expenses of counsel (including local and special counsel) for the Obligors; and (x) all other costs and expenses incident to the performance by the Obligors of their obligations hereunder.
(l)The Obligors will use the net proceeds received by the Obligors from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Final Prospectus under the caption “Use of Proceeds.”
(m)The Parent will use its best efforts to meet the requirements to qualify, for the taxable year ended December 31, 2022 and the taxable year ending December 31, 2023, as a REIT under the Code and the Issuer will use its best efforts to meet the requirements to qualify, for the taxable year ended December 31, 2022 and the taxable year ending December 31, 2023, as a partnership under the Code.
6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of each of the Obligors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Obligors made in any certificates pursuant to the provisions hereof, to the performance by the Obligors of their obligations hereunder and to the following additional conditions:
(a)The Final Prospectus, and any supplements thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Issuer or the Parent pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)The Representatives shall have received from Taft Stettinius & Hollister LLP, counsel for the Obligors, an opinion and negative assurance letter, each dated the Closing Date and addressed to the Representatives, to the effect set forth on or attached hereto as Exhibit A.

(c)The Representatives shall have received (i) an opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Maryland counsel to the Obligors, as to matters governed by Maryland law to the effect set forth on or attached hereto as Exhibit B, (ii) an opinion of Hunton Andrews Kurth LLP, New York counsel to the Obligors, as to matters governed by New York law to the effect set forth on or attached hereto as Exhibit C, and (iii) an opinion of Jones Day, English counsel to the Obligors, as to matters governed by English law to the effect set forth on or attached hereto as Exhibit D, in each case of the forgoing, dated as of the Closing Date and addressed to the Representatives.
(d)The Representatives shall have received from Paul Hastings LLP and Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Obligors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering their opinion as aforesaid, Paul Hastings LLP and Sidley Austin LLP may rely upon (i) an opinion, dated as of the Closing Date, of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, as to matters governed by Maryland law, (ii) an opinion, dated as of the Closing Date, of Taft Stettinius & Hollister LLP, as to matters governed by Michigan law and (iii) an opinion, dated as of the Closing Date, of Jones Day, as to matters governed by English law.
(e)The Obligors shall have furnished to the Representatives certificate of the Parent, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Parent, on behalf of the Parent and the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)the representations and warranties of the Obligors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Obligors complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
(ii)the Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Obligors’ knowledge, threatened; and
(iii)since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f)At the Execution Time and at the Closing Date, the Representatives shall have received from Grant Thornton LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (including any supplement thereto at the date of the letter).
(g)Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Obligors and their subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(h)At the Execution Time and at the Closing Date, the Representatives shall have received a certificate signed by the Chief Financial Officer of the Parent certifying as to the preparation, completeness and accuracy of certain financial and statistical data relating to the Parent and the Issuer included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus.
(i)Prior to the Closing Date, the Obligors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
(j)The FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.
(k)The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Obligors and the Trustee, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.
(l)The Notes shall be eligible for clearance and settlement through DTC.

(m)Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Parent’s or the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(n)No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Parent Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Parent Guarantee.
(o)Prior to the Closing Date, the Obligors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer and the Parent in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriters, at 200 Park Avenue, New York, New York 10166, on the Closing Date.
7.Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer or the Parent to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer or the Parent will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.Indemnification and Contribution.
(a) Each of the Obligors, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Obligors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Obligors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Obligors may otherwise have.

(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Obligors, each of the Parent’s directors, each of the Issuer’s and the Parent’s officers who signs the Registration Statement, and each person who controls the Obligors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Obligors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Obligors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Obligors acknowledge that the following statements set forth in the Preliminary Prospectus and the Final Prospectus under the heading “Underwriting”: (i) the names of the Underwriters and (ii) the sixth, seventh and eighth paragraphs thereof related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Obligors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Obligors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Obligors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Obligors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Obligors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Obligors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them as set forth on the cover page of the Final Prospectus, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or by the Parent on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Obligors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Parent within the meaning of either the Act or the Exchange Act, each officer of the Issuer or the Parent who shall have signed the Registration Statement and each director of the Issuer or the Parent shall have the same rights to contribution as the Obligors, subject in each case to the applicable terms and conditions of this paragraph (d).
9.Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the principal amount of Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such principal amount of Securities, and if such nondefaulting Underwriters do not purchase all of such principal amount of Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Obligors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Obligors and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer and the Parent prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading of any securities issued by the Parent shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (iv) there shall have occurred any downgrading in the rating of any debt securities or preferred stock of the Issuer or the Parent by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Issuer or the Parent (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (v) the Issuer or the Parent or any of their subsidiaries shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representatives, to consummate the sale of the Securities and the delivery of the Securities by the Underwriters at the initial public offering price or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package or the Final Prospectus (exclusive of any supplement thereto).
11.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Obligors or the officers of the Issuer or the Parent, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Obligors or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc. General Counsel (fax no.: 1-646-291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081), Attention: Investment Grade Syndicate Desk, and (iii) BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, NY 10036, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal, dg.hg_ua_notices@bofa.com, with a copy to Paul Hastings LLP, Attention: Yariv Katz (fax no. (212) 752-3849) and confirmed to it at Paul Hastings LLP, 200 Park Avenue, New York, New

York 10166; or, if sent to the Issuer or the Parent, will be mailed, delivered or telefaxed to Sun Communities, Inc., Attention: Fernando Castro-Caratini (fax no.: (248) 412-2073) and confirmed to it at Sun Communities, Inc., 27777 Franklin Road, Suite 300, Southfield, MI 48034, Attention: Fernando Castro-Caratini, with a copy to Taft Stettinius & Hollister LLP, Attention: Matthew Murphy (fax no.: (248) 351-3082) and confirmed to it at Taft Stettinius & Hollister LLP, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034, Attention: Matthew Murphy.
13.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Obligors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
15.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.No Fiduciary Duty. Each of the Obligors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Obligors on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or the Parent and (c) the engagement of the Underwriters by the Obligors in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Obligors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer or the Parent on related or other matters). Each of the Obligors agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or the Parent, in connection with such transaction or the process leading thereto.
17.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Obligors, on the one hand, and the Underwriters, on the other, or any of them, with respect to the subject matter hereof.
18.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
19.Waiver of Jury Trial. Each of the Obligors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (including, without limitation, by means of facsimile, “pdf”, “tif” or “jpg”), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any certificate, agreement or other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Michigan Uniform Electronic Transactions Act, the Maryland Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the purpose of this Section 23, “Electronic Signature” means any electronic symbol or process (including, without limitation, DocuSign and AdobeSign) attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
21.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Base Prospectus” shall mean the combined base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Pricing Supplement and any other Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean 2:45 P.M., New York City time, on January 9, 2023 or such other time as agreed by the Obligors and the Representatives.
“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Pricing Supplement” shall mean a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Securities.

“Registration Statement” shall mean the registration statement, including exhibits and financial statements and any prospectus supplement relating to the Notes and the Parent Guarantee that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.
“subsidiary” shall mean each direct and indirect subsidiary of the Parent, including, without limitation, the Issuer.
“well-known seasoned issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Obligors and the several Underwriters.
Very truly yours,
SUN COMMUNITIES, INC.
By: /s/ Fernando Castro-Caratini
Name: Fernando Castro-Caratini
Title: Chief Financial Officer
SUN COMMUNITIES OPERATING
LIMITED PARTNERSHIP
By: Sun Communities, Inc., its General
Partner
By: /s/ Fernando Castro-Caratini
Name: Fernando Castro-Caratini
Title: Chief Financial Officer
[Signature page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.
For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule I hereto:

CITIGROUP GLOBAL MARKETS INC.
By: /s/ Adam D. Bordner
    Name:     Adam D. Bordner
    Title:     Director
[Signature page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC
By: /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director
[Signature page to Underwriting Agreement]

BOFA SECURITIES, INC.
By: /s/ Shawn Cependa
Name: Shawn Cepeda
Title: Managing Director
[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$65,000,000
J.P. Morgan Securities LLC	$65,000,000
BofA Securities, Inc.	$65,000,000
BMO Capital Markets Corp.	$27,000,000
Citizens Capital Markets, Inc.	$27,000,000
Fifth Third Securities, Inc.	$27,000,000
RBC Capital Markets, LLC	$27,000,000
Huntington Securities, Inc.	$12,000,000
Regions Securities LLC	$12,000,000
SMBC Nikko Securities America, Inc.	$12,000,000
Truist Securities, Inc.	$12,000,000
U.S. Bancorp Investments, Inc.	$12,000,000
Wells Fargo Securities, LLC	$12,000,000
Goldman Sachs & Co. LLC	$6,000,000
PNC Capital Markets LLC	$6,000,000
Scotia Capital (USA) Inc.	$6,000,000
Wedbush Securities Inc.	$6,000,000
Samuel A. Ramirez & Company, Inc.	$1,000,000
Total ..................................	$400,000,000
SCH I-1

SCHEDULE II
PRICING SUPPLEMENT
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-255020; 333-255020-01
Relating to Preliminary Prospectus Supplement dated January 9, 2023 to Prospectus dated April 2, 2021
Pricing Term Sheet
January 9, 2023
Sun Communities Operating Limited Partnership
$400,000,000 5.700% Senior Notes due 2033
Fully and Unconditionally Guaranteed by Sun Communities, Inc.

Issuer:	Sun Communities Operating Limited Partnership
Guarantor:	Sun Communities, Inc., the sole general partner of Sun Communities Operating Limited Partnership
Expected Ratings: (Moody’s / S&P)*	Baa3 / BBB
Security Type:	Senior Notes
Offering Format:	SEC Registered
Trade Date:	January 9, 2023
Settlement Date:	January 17, 2023 (T+5)**
Maturity Date:	January 15, 2033
Aggregate Principal Amount:	$400,000,000
Benchmark Treasury Security:	UST 4.125% due November 15, 2032
Benchmark Treasury Price / Yield:	105-03+ / 3.506%
Spread to Benchmark Treasury:	+ 223 bps
Yield to Maturity:	5.736%
Interest Rate:	5.700% per annum
Public Offering Price:	99.729% of the principal amount plus accrued interest from January 17, 2023, if any
Net Proceeds Before Expenses:	$396,316,000
Optional Redemption:
Redeemable at any time prior to October 15, 2032 in amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 35 bps, plus accrued and unpaid interest.
Redeemable at any time on or after October 15, 2032 in amount equal to the principal amount plus accrued and unpaid interest.

Interest Payment Dates:	January 15 and July 15 of each year, beginning July 15, 2023
Record Dates:	January 1 and July 1
CUSIP / ISIN:	866677 AJ6 / US866677AJ62

SCH II-1

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BMO Capital Markets Corp. Citizens Capital Markets, Inc. Fifth Third Securities, Inc. RBC Capital Markets, LLC
Co-Managers:
Huntington Securities, Inc.
Regions Securities LLC
SMBC Nikko Securities America, Inc.
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC
PNC Capital Markets LLC Scotia Capital (USA) Inc.
Wedbush Securities Inc.
Samuel A. Ramirez & Company, Inc.

*    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**    The issuer expects that delivery of the notes will be made against payment therefor on or about January 17, 2023, which will be the fifth business day following the date of this pricing term sheet. This settlement cycle is referred to as “T+5.” Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date hereof or the next two succeeding business days should consult their own advisors.
The issuer and the guarantor have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering and the accompanying prospectus and any other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by searching the SEC online database (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and the accompanying prospectus if you request them by calling Citigroup Global Markets Inc. at
1-800-831-9146, J.P. Morgan Securities LLC at 1-212-834-4533 (collect), or BofA Securities, Inc. at 1-800-2941322.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.
SCH II-2

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package
1.     Pricing Term Sheet containing the terms of the Notes, substantially in the form of Schedule II hereto.

SCH III-1

SCHEDULE IV
SUBSIDIARIES
Bay View Park Limited, an England and Wales corporation
Beverage Jarrett Bay, LLC, a Delaware limited liability company
Beverage Outer Banks, LLC, a Delaware limited liability company
Beverage Tower Marine, LLC, a Delaware limited liability company
Bowland Fell Park Limited, an England and Wales corporation
Bridge Leisure Bidco Limited, an England and Wales corporation
Bridge Leisure Finco Limited, an England and Wales corporation
Bridge Leisure Management Limited, an England and Wales corporation
Bridge Leisure Management (North) Limited, an England and Wales corporation
Bridge Leisure Midco Limited, an England and Wales corporation
Bridge Leisure Parks (Finance) Limited, an England and Wales corporation
Bridge Leisure Parks (Holdings) Limited, an England and Wales corporation
Bridge Leisure Parks Limited, an England and Wales corporation
Bridge Leisure Topco Limited, an England and Wales corporation
Camp Jellystone LLC, a Delaware series limited liability company
Cerulean (HL) Limited, a United Kingdom corporation
Christies Parks Limited, a Scotland corporation
Cinque Ports Leisure Homes Ltd, an England and Wales corporation
Coghurst Hall Holiday Village Ltd, an England and Wales corporation
CP Acquisitionco Ltd, an England and Wales corporation
CP Equityco Ltd, an England and Wales corporation
Crumpwood Ltd, an England and Wales corporation
Evengain Ltd, an England and Wales corporation
Golden Sands Ltd, an England and Wales corporation
Hammerton Caravan Group Limited, an England and Wales corporation
Hammerton Leisure Limited, an England and Wales corporation
Harts Holiday Camps Ltd, an England and Wales corporation
Harts Holiday Village Ltd, an England and Wales corporation
Henfold Country Park Ltd, a United Kingdom corporation
Henfold Leisure Limited, a United Kingdom corporation
Ladycroft Ltd, an England and Wales corporation
Marlie Fann Holiday Village Ltd, an England and Wales corporation
Martello Beach Ltd, an England and Wales corporation
Ocean One Hundred Limited, a United Kingdom corporation
Park Holidays UK Finance Ltd, an England and Wales corporation
Park Holidays UK Limited, an England and Wales corporation
Park Leisure 2000 (Cornwall) Limited, an England corporation
Park Leisure 2000 Limited, an England corporation
Park Leisure 2000 (Northumberland) Limited, an England corporation
Park Leisure Group Limited, an England corporation

SCH IV-1

Pemican Limited, a United Kingdom corporation
Pemican Limited, a United Kingdom corporation
Sand Le Mere Caravan Park Limited, an England and Wales corporation
SC Henfold Vernon LLC, a Michigan limited liability company
SCI BidCo Limited, a Jersey – Channel Islands corporation
SCI OpCo Limited, a United Kingdom corporation
SCI SG Bidco Limited, an England corporation
Seaview Holiday Park Ltd, an England and Wales corporation
Seaview Holiday Village Limited, an England and Wales corporation
SHM Bluewater, LLC, a Delaware limited liability company
SHM Bluewater TRS, LLC, a Delaware limited liability company
SHM Kittery Point, LLC, a Delaware limited liability company
SHM Kittery Point TRS, LLC, a Delaware limited liability company
SHM Jarrett Bay, LLC, a Delaware limited liability company
SHM Jarrett Bay TRS, LLC, a Delaware limited liability company
SHM Outer Banks, LLC, a Delaware limited liability company
SHM Outer Banks TRS, LLC, a Delaware limited liability company
SHM Tower Marine, LLC, a Delaware limited liability company
SHM Tower Marine TRS, LLC, a Delaware limited liability company
Silver Sands Leisure Park Limited, an England and Wales corporation
Solar Energy Project III LLC, a Michigan limited liability company
Southgate – Dan at Spyglass Hill – Bidco Limited, an England corporation
Southgate – Dan at Spyglass Hill – Equityco Limited, a Jersey corporation
Southgate – Dan at Spyglass Hill – Holdco Limited, a Jersey corporation
Southgate – Dan at Spyglass Hill – Propco 1 Limited, an England corporation
Southgate – Dan at Spyglass Hill – Propco 2 Limited, an England corporation
Sun Assignment II LLC, a Michigan limited liability company
Sun Bear Lake Garden City LLC, a Michigan limited liability company
Sun Bel Air LLC, a Michigan limited liability company
Sun Insurance, Inc., a Michigan corporation
Sun Lantana Ranch South LLC, a Michigan limited liability company
Sun Pine Acre Trails LLC, a Michigan limited liability company
Sun Pine Trace LLC, a Michigan limited liability company
Sun Spanish Trails LLC, a Michigan limited liability company
Sun Stoneridge Villas LLC, a Michigan limited liability company
Sun Sunrise Estates LLC, a Michigan limited liability company
Sun Town & Country LLC, a Michigan limited liability company
Sun TRS Leaf Verde LLC, a Michigan limited liability company
Sun UK Holding LLC, a Delaware limited liability company
The South Devon Holiday Parks Limited, an England and Wales corporation
Thorney Bay Park Limited, a United Kingdom corporation
Tiger Bidco Ltd, an England and Wales corporation
Tiger Debtco Ltd, an England and Wales corporation
Tiger Group Ltd, an England and Wales corporation

SCH IV-2

Tiger Midco Ltd, an England and Wales corporation
Tiger Topco 1 Ltd, an England and Wales corporation
Time GB (SB) Limited, an England corporation
Trevella Caravan Company Limited, an England and Wales corporation
Turnberry Holiday Park Limited, an England and Wales corporation
W.S.G. Operating Company Ltd, an England and Wales corporation

SCH IV-3

SCHEDULE V
“Significant Subsidiaries” (as such term is defined under Rule 1-02(w) of Regulation S-X under the Act) of the Parent:
Sun Communities Operating Limited Partnership Sun Home Services, Inc.
Safe Harbor Marinas, LLC
Tiger Topco 1 Ltd.

SCH V-1